POWER OF ATTORNEY

NEUBERGER BERMAN CAYMAN ARMM FUND I LTD., a Cayman Islands exempted company and its undersigned directors hereby nominate, constitute and appoint Robert Conti, Corey Issing, Arthur C. Delibert, Lori L. Schneider, Lynn A. Schweinfurth, Ndenisarya M. Bregasi, Jennifer R. Gonzalez and Franklin H. Na (with full power to each of them to act alone) its/his/her true and lawful attorney‑in‑fact and agent, for it/him/her and on its/his/her behalf and in its/his/her name, place and stead in any and all capacities, to make, execute and sign the Registration Statement of Neuberger Berman Absolute Return Multi-Manager Fund, a series of Neuberger Berman Alternative Funds (“Trust”), a Delaware statutory trust, on Form N-1A under the Investment Company Act of 1940, as amended, and/or under the Securities Act of 1933, as amended, and any and all amendments to such Registration Statement, of the Trust, and to file with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of the beneficial interest of the Trust, any such Registration Statement or amendment, and any and all supplements thereto or to any prospectus or statement of additional information forming a part thereof, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as the Trust and the undersigned directors itself/themselves might or could do.

IN WITNESS WHEREOF, NEUBERGER BERMAN CAYMAN ARMM FUND I LTD. has caused this power of attorney to be executed in its name by its directors, and the undersigned directors have hereunto set their hands and seals at New York, New York this 23rd day of March, 2016.

NEUBERGER BERMAN CAYMAN ARMM FUND I LTD.

By:	/s/ Robert Conti
Name: Robert Conti
Title: Director

By:	/s/ George W. Morriss
Name: George W. Morriss
Title: Director

[Signatures Continued on Next Page]

Signature	Title

/s/ Robert Conti Robert Conti	Director
/s/ George W. Morriss George W. Morriss	Director